EXHIBIT 5.1

601 S. Figueroa Street Suite 3900 Los Angeles, CA 90017 213.892.4992 213.892.7731 fax www.luce.com

April 3, 2009
Board of Directors
Hythiam, Inc.
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, California 90025

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as your counsel in the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission for the shelf registration of the following securities (“Securities”): (i) common stock, $0.0001 par value per share (“Common Stock”), (ii) preferred stock, $0.0001 par value per share (“Preferred Stock”), (iii) debt securities (“Debt Securities”), (iv) warrants to purchase Common Stock (“Warrants”), and (v) units, consisting of one or more Securities, including Common Stock, Debt Securities and Warrants, in any combination (“Units”) at an aggregate initial offering price not to exceed $20,000,000, of Hythiam, Inc., a Delaware corporation (the “Company”), as set forth in the Registration Statement.
For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us. Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the Federal law of the United States and the law applicable to corporations of the State of Delaware.
On the basis of and in reliance upon the foregoing examination and assumptions, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the Securities being offered, when issued in accordance with the Registration Statement and will be validly issued, fully paid and non-assessable.
We hereby consent in writing to the use of our opinion as an exhibit to the Registration Statement and any amendment thereto and to the references to our firm and such opinion in such Registration Statement.
Very truly yours,
LUCE, FORWARD, HAMILTON & SCRIPPS llp